UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2009

KOPIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-19882	04-2833935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 John Hancock Road, Taunton, MA 02780

(Address of principal executive offices) (Zip Code)

(508) 824-6696

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2009, the Board of Directors of Kopin Corporation (the “Company”) approved an amendment to the Company’s 2001 Equity Incentive Plan. Under the terms of the 2001 Equity Incentive Plan, as amended (the “Plan”), the Company may not, without stockholder approval, amend the terms of any outstanding awards with the effect of (i) reducing the exercise price of outstanding options or (ii) cancelling outstanding options in exchange for cash, other awards, or options with an exercise price less than the exercise price of the original option. This amendment shall not apply to corporate transactions involving the Company, including without limitation those transactions described in Section 8 of the Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	2001 Equity Incentive Plan, As Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2009

Kopin Corporation

By:  /s/  Richard A. Sneider

        Name: Richard A. Sneider

        Title: Treasurer and Chief Financial Officer

        (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	2001 Equity Incentive Plan, As Amended